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Exhibit 10.0

JEFFREY L. THOMPSON
 Executive Vice President
  Chief Operating Officer

October 27, 2003	VIA FACSIMILE AND MAIL

Mr. Fred Gopal
President and CEO
Magneti Marelli Powertrain USA, Inc.
2101 Nash Street
Sanford, NC 27331-0548

RE:     2004 Calendar Year

Dear Fred:

As a follow-up to our telephone conversation this morning, as consideration of Magneti Marelli reducing the anticipated price increase on the Edelbrock Performer Series EPS and AVS Carburetors for calendar year 2004 to 2%, Edelbrock will be willing to commit to a total purchase of 185,000 units for the 2004 calendar year.

This letter serves to amend our current Agreement in place dated September 26, 2001. All other terms and conditions shall remain in full force and effect covering said Agreement.

On behalf of Edelbrock, we appreciate your assistance in helping to reduce the anticipated price increase to the lower amount and look forward to an equally exciting 2004.

Sincerely,

/s/ Jeffrey L. Thompson

Jeffrey L. Thompson
Executive Vice President

JLT:lm

cc:	Vic Edelbrock Arty Feles

Accepted this 31st day of October 2003.

By:	/s/ Fred Gopal
Title:	President/CEO

2700 California Street • Torrance, California 90503
(310) 972-2701 • Fax: (310) 320-3964 • email: JThompson@edelbrock.com